Exhibit 10.1

INCENTIVE STOCK OPTION AGREEMENT

BETWEEN

SILVERLEAF RESORTS, INC.

AND

___________________________

i

INCENTIVE STOCK OPTION AGREEMENT
BETWEEN
SILVERLEAF RESORTS, INC.
AND
____________________________________

This Incentive Stock Option Agreement (the “Option Agreement”) is made between SILVERLEAF RESORTS, INC., a Texas Corporation (the “Company”), and  _____________________ (“Employee”), effective as of the date specified below.

RECITALS:

A.           The Company has employed Employee and considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company in the form of options to purchase common shares of the Company;

B.           The stock options granted hereunder are granted pursuant to the terms of the 2008 Stock Option Plan for Silverleaf Resorts, Inc., which was adopted by the Company’s shareholders effective as of July 29, 2008 (the “2008 Plan”) and are intended to be Incentive Options as defined in the 2008 Plan and Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and

C.           The stock options granted hereunder may not be exercised and the stock options will terminate unless the 2008 Plan has been approved by the shareholders within twelve (12) months of the date the 2008 Plan was adopted by the Company.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the Parties agree as follows:

ARTICLE I.
GRANT OF OPTION

Section 1.1.      Grant of Option.  The Company hereby grants to Employee the right and option to purchase from it, on the terms and conditions following, all or any part of an aggregate of  One Hundred Seventy-five Thousand (175,000) shares of the authorized $0.01 par value common shares of the Company.

Section 1.2.      Fair Market Value.  The fair market value of the Company's $0.01 par value common shares on the date of this Option Agreement is ONE AND 895/1,000 DOLLARS ($1.895) per share, as determined by the Compensation Committee of the Company's Board of Directors (the “Committee”) pursuant to Section 7.3 of the 2008 Plan.

Section 1.3.      Purchase Price.  The purchase price for each share purchasable hereunder shall be ONE AND 895/1,000 DOLLARS ($1.895).

Section 1.4.      Time for Exercise.   Employee may elect to exercise the options at the times and for the number of shares indicated as follows:

(a)	On or after August 14, 2009, to and including August 13, 2010, 35,000 shares;

(b)	On or after August 14, 2010, to and including August 13, 2011, an additional 35,000 shares;

(c)	On or after August 14, 2011, to and including August 13, 2012, an additional 35,000 shares;

(d)	On or after August 14, 2012, to and including August 13, 2013, an additional 35,000 shares; and

(e)	On or after August 14, 2013, but before August 14, 2018 (the “Option Termination Date”), an additional 35,000 shares.

However, if Employee does not purchase the full number of shares to which Employee is entitled in any period above, Employee is permitted to purchase those remaining shares in a later period through and including the Option Termination Date, in addition to those shares which Employee may otherwise be entitled to purchase.

Section 1.5.      Partial Exercise.  No partial exercise of an option may be for less than 100 full shares.

Section 1.6.      Fractional Shares.  In no event shall the Company be required to transfer fractional shares to the Employee.

Section 1.7.      Method of Exercise.  The option shall be exercised by Employee as to all or part of the shares covered by the option by giving written notice of such exercise to the Company, specifying the number of shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased.  Such notice shall set forth a statement, if required by Section 8.8 of the 2008 Plan and Section 2.3 of this Option Agreement, that the shares are being acquired for investment.

Subject to any applicable laws or regulations and to the terms of Sections 8.8, 12.5, and 13.1 of the 2008 Plan, the Company shall cause certificates for the Shares so purchased to be delivered to Employee at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise, such payment to be made in cash or by certified check or by transfer and delivery of shares of common stock of the Company as provided in Section 7.4 of the 2008 Plan.

Section 1.8.      Termination of Option.  The option and all rights granted by this Option Agreement, to the extent those rights have not been exercised, will terminate and become null and void on the sooner of:

(a)	Such date as is ten (10) years from the date of this Option Agreement;

(b)	The Option Termination Date as defined in Section 1.4 hereof;

(c)
The date which is three months after the date Employee ceases to be in the continuous employ of the Company, if such cessation is by disability, retirement, or dismissal other than for cause, as defined in Section 9.4 of the 2008 Plan, provided that in the event of Employee's cessation of employment under such terms, Employee may exercise such option only to the extent that Employee was entitled to exercise it on the date of Employee's cessation of employment;

(d)	The date Employee ceases to be in the continuous employ of the Company if such cessation is by voluntary termination or dismissal for cause as defined in Sections 9.3 and 9.4 of the 2008 Plan;

(e)
The date which is one year following the death of Employee, if Employee dies while employed by the Company or within the three-month period following the termination of such employment if such termination was by disability, retirement, or dismissal other than for cause.  In the event of Employee's death under such terms, the person or persons to whom Employee's rights under the option shall pass, whether by will or by the applicable laws of descent and distribution, may exercise such option pursuant to Section 8.7 of the 2008 Plan only to the extent that Employee was entitled to exercise it on the date of Employee's death; or

(f)
Subject to payment being made by the Company under Section 1.9, the date of a change of control of the Company.  A “change in control” of the Company shall have the same meaning that such phrase has under Section 10.2 of the 2008 Plan.

For purposes of the foregoing provisions, serving as an Employee of a subsidiary corporation or parent corporation of the Company, as defined in the 2008 Plan, shall be deemed to be serving as an Employee of the Company.

Section 1.9.      Payment upon Change of Control.  Provided that the grant of this option has been approved in the manner set forth in Section 2.7 hereof, upon a change of control of the Company, the Committee, in its discretion, may determine that each option outstanding and granted hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount of cash equal to the excess of the fair market value of such share immediately prior to the occurrence of the change of control over the exercise price per share of this option.  All of the provisions of this Section shall be subject to the provisions of Section 8.10 and Article XI of the 2008 Plan.

ARTICLE II
RESTRICTIONS AND LIMITATIONS

Section 2.1.      Limitations.  In accordance with the terms of Section 422 of the Code, the option granted under this Option Agreement is limited so that the aggregate fair market value of the stock which Employee may purchase hereunder for the first time in any calendar year does not exceed $100,000.

Section 2.2.      Limitation on Payments .  If it is determined, in the manner provided under Article XI of the 2008 Plan, that Article XI of the 2008 Plan applies to a payment or payments made under this Option Agreement, then such payment or payments to the Employee shall be reduced as provided in Article XI of the 2008 Plan.  This reduction of payments under Article XI of the 2008 Plan is designed to result in the maximum after tax amount for the Employee by taking into account the effect that section 4999 of the Code could have on the payment or payments.

Section 2.3.      Effect on Other Agreements.  Nothing herein contained shall be deemed to modify the terms of any other agreement between the Company and Employee.

Section 2.4.      Shares as Investment.  By accepting this option and if required by the 2008 Plan, Employee acknowledges for Employee, Employee's heirs, and legatees that any and all shares purchased under this Option Agreement shall be acquired for investment and not for or with a view towards distribution, and upon the transfer of any or all of the shares subject to the option granted hereunder, Employee, or Employee's heirs or legatees receiving such shares, shall deliver to the Company a representation in writing that such shares are being acquired in good faith for investment and not for or with a view towards distribution.

Section 2.5.      Reclassification, Consolidation, or Merger.  Adjustments to the number of shares subject to this option and the option price for them shall be proportionately adjusted, pursuant to Section 10.1 of the 2008 Plan.

Section 2.6.      Limitations Upon Transfer of Option.  During the lifetime of Employee, the option and all rights granted in this Option Agreement shall be exercisable only by the Employee, and except as Section 1.8(f) of this Option Agreement otherwise provides, the option and all rights granted under this Option Agreement shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option or of such rights contrary to the provisions in this Option Agreement, or upon the levy or any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

Section 2.7.      Limitations Upon Transfer of Shares.  No shares acquired by Optionee pursuant to this Option Agreement shall be sold or disposed of within six (6) months following the date of acquisition of such shares, unless either the grant of this Incentive Option is approved by the Board of Directors, or a committee of the Board of Directors that is composed solely of two or more non-employee directors as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the grant of this Incentive Option is approved or ratified, in compliance with Section 14 of the Exchange Act, by either:  the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated, or the written consent of the holders of a majority of the securities of the Company entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of the shareholders.  Any attempted sale, disposal or transfer of such shares in violation of the foregoing restrictions on transfer shall be without effect.  All shares transferred to Optionee pursuant to the exercise of the option granted hereby shall be clearly marked with the foregoing restrictions on transfer to the extent applicable.

Section 2.8.      Rights as Shareholder.  Neither Employee nor Employee's executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the option granted under this Option Agreement, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the Employee, or the Employee's executor, administrator, heirs or legatees, as the case may be, has caused his name to be entered as the shareholder of record on the books of the Company.

ARTICLE III
ADMINISTRATIVE PROVISIONS

Section 3.1.      Notices.  Any notice to be given under the terms of this Option Agreement shall be addressed to the Parties as follows:

If to the Company:

Silverleaf Resorts, Inc.
Attn:  Robert E. Mead, Chief Executive Officer
1221 River Bend Drive, Suite 120
Dallas, Texas 75247

If to Employee:

_______________________________
_______________________________
_______________________________

Any Party may change its address by giving notice in writing, stating its new address, to the other Party as provided in the foregoing manner.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as herein required, certified and deposited (postage and certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

Section 3.2.      Binding Effect.  This Option Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

Section 3.3.      Incentive Options.  The options granted hereunder are intended to be Incentive Options as defined in the 2008 Plan and Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an Incentive Option.

Section 3.4.      Incorporation of the 2008 Plan.  The terms, conditions and limitations contained in the 2008 Plan are incorporated herein by reference and such provisions shall control to the extent they are not specifically contrary to a provision of this Option Agreement.

Section 3.5.      Effective Date of Option Agreement.  This Option Agreement is effective as of the 14th day of August, 2008.

DATES OF EXECUTION:	SILVERLEAF RESORTS, INC.,

______________, ____	By:
Authorized Officer

______________, ____
Employee